Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated February 26, 2013 relating to the consolidated financial statements of Blackhawk Network Holdings, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph referring to allocation of expenses) appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

San Francisco, California

March 15, 2013